Exhibit 99.1

Party City Announces Third Quarter 2016 Financial Results

and Brand Comparable Sales for Fiscal October 2016

ELMSFORD, N.Y., November 10, 2016 — Party City Holdco Inc. (NYSE: PRTY) today announced its financial results for the quarter ended September 30, 2016 and brand comparable sales for fiscal October 2016.

For the quarter ended September 30, 2016 the Company reported total revenues of $557 million, up 0.3% from the prior year period or up 1.7% on a constant currency basis. Income from operations increased 17.3% to $36.9 million and adjusted EBITDA (see “Non-GAAP Information”) increased 13.4% to $66.0 million. Reported GAAP diluted earnings per share increased to $0.08 from a loss of $0.37 in the third quarter of fiscal 2015. Adjusted diluted net income per share increased to $0.12 from $0.10 in the third quarter of fiscal 2015 (see “Non-GAAP Information”).

For the five-week period ended November 5, 2016 (fiscal October, which comprises the majority of Halloween sales), the Company reported retail sales of $399.4 million, a 7.0% decrease from the same period in 2015. Brand comparable sales, which include Company-owned Party City stores in the US and Canada and North American e-commerce operations, decreased 6.4%.

During the Halloween season, the Company operated 270 temporary Halloween City stores, compared to 335 in 2015, with the reduction in temporary stores a result of the shift from a Saturday Halloween last year to a Monday Halloween this year.

“We are pleased with our third quarter results, which demonstrate the competitive advantages of our unique, vertical model,” said James M. Harrison, Chief Executive Officer. “While a portion of the third quarter was impacted by a softer Halloween season, we continued to see strong gains in our everyday categories, which delivered brand comparable sales growth of almost 4%. In addition, in our international markets, in constant currency, we grew total revenue over 12%.”

Mr. Harrison added: “With respect to the month of October, the two day Halloween shift from Saturday to Monday this year, as well as the backdrop of a more distracted consumer, resulted in the negative Halloween brand comp, as we saw less overall participation on the adult side of the business. The good news is that our juvenile Halloween business was essentially flat, and our everyday business remained strong in the month, with comp sales growth of around 4%. As we finish the year, while we are well positioned to remain the top of mind choice for the holiday entertaining season, leveraging our full assortment of products and our omni-channel strategy, we are updating our outlook to reflect our year-to-date performance. ”

Highlights for the third quarter:

•	Total revenues of $557 million increased 0.3% on a reported basis or 1.7% on a constant currency basis.

•	Retail sales increased 2.4% on a reported basis (2.7% on a constant currency basis) driven by higher brand comparable sales and 33 net new Party City stores added in the past twelve months.

•	Brand comparable sales increased 1.2% in the third quarter of 2016.

•	Net third-party wholesale revenues decreased 2.9% on a reported basis (increased 0.5% on a constant currency basis) principally due to the impact of the acquisition of 23 franchise stores in December 2015 / January 2016 (which resulted in the elimination of $6 million of previously reported third party sales). When adjusting for both the negative currency impact and the effect of the acquired franchise stores, net third-party wholesale revenues increased 3.4%.

•	Total gross profit margin increased 110 basis points to 35.5% of net sales, primarily due to higher share of shelf, less promotional activity in our stores and lower product costs.

•	Wholesale share of shelf (the percentage of retail product cost of sales supplied by our wholesale operations) increased to 75.1% from 73.5% in the prior year quarter.

•	Operating expenses were essentially flat as a percentage of revenues, and increased $1.0 million over the third quarter of 2015 to $163.4 million. Retail operating expenses declined 1.6% due in part to improved labor efficiency in our stores, while general and administrative expenses climbed 8.3% principally driven by inflationary pressures and higher professional fees associated with Sarbanes-Oxley compliance.

•	Reported net income improved to $10.2 million compared to a loss of $44.5 million in the third quarter of fiscal 2015. The third quarter of fiscal 2015 included one-time charges associated with the Company’s debt refinancing (see GAAP to Non-GAAP reconciliation table at the end of this release for detail).

•	Adjusted EBITDA increased 13.4% to $66.0 million compared to $58.2 million in the third quarter of fiscal 2015.

•	Adjusted net income improved to $14.0 million, compared to $11.9 million for the third quarter of fiscal 2015. The current quarter net income benefited from interest savings resulting from our refinancing during 2015.

•	Reported earnings per share improved to $0.08 from a loss of $0.37. Adjusted diluted income per share improved to $0.12 compared to $0.10 in the third quarter of fiscal 2015.

•	During the quarter, the Company opened eight new stores and closed one store. At September 30, 2016, there were 737 corporate stores and 184 franchise stores for a total store count of 921, as compared to 704 corporate stores and 204 franchise stores for a total store count of 908 at September 30, 2015.

Balance sheet highlights as of September 30, 2016:

The Company ended the third quarter with $1,813 million in debt (net of cash) resulting in net debt leverage of 4.6 times and approximately $405 million in availability under its asset-based revolving credit facility.

Subsequent to the end of the third quarter, during October 2016, the Company amended its Term Loan Credit Agreement. The applicable margin for ABR borrowings under the Term Loan Credit Agreement was lowered from 2.25% to 2.00% and the applicable margin for LIBOR borrowings was lowered from 3.25% to 3.00%. Additionally, the LIBOR floor was lowered. In conjunction with the execution of the amendment, the Company borrowed $100 million under its ABL Facility and used the proceeds to make a voluntary prepayment of a portion of the outstanding balance under the Term Loan Credit Agreement.

Fiscal 2016 Outlook:

The Company is adjusting its 2016 outlook. For 2016, Party City anticipates results as follows:

•	Total revenue of $2.25 to $2.30 billion

•	Brand comparable sales to be flat to down 25bps

•	GAAP net income of $110 to $120 million

•	GAAP diluted EPS of $0.91 to $1.00

•	Adjusted EBITDA guidance of $380 to $390 million

•	Adjusted net income of $130 to $140 million

•	Adjusted diluted EPS of $1.08 to $1.16

•	Net debt leverage approximately 4.2 times by the end of 2016

The Company has reconciled Non-GAAP outlook measures to the most directly comparable GAAP measures later in this release. See “Non-GAAP Information” and “Reconciliation of 2016 Outlook” for a more detailed explanation, including definitions of the various Non-GAAP terms used in this release.

Conference Call Information:

A conference call to discuss third quarter fiscal 2016 financial results is scheduled for today, November 10, 2016, at 8:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-201-0168 (U.S. domestic) and 647-788-4901 (international), and enter conference ID#9980160, approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Website Information:

We routinely post important information for investors on the Investor Relations section of our website, http://investor.partycity.com/. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Information:

This press release includes non-GAAP measures including Adjusted EBITDA and Adjusted Net Income/Loss and Adjusted Earnings per Share. We present these non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by eliminating items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. We also evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. We also provide net debt leverage, which is calculated by adding Loans and Notes Payable, Current Portion of Long Term Obligations and Long Term Obligations, Excluding Current Portion, subtracting Cash and Cash Equivalents and dividing by Adjusted EBITDA for the trailing twelve month period. Adjusted Earnings per Share is calculated by dividing Adjusted Net Income by the Weighted Average Number of Common Shares-Diluted. We believe providing these non-GAAP measures provides valuable supplemental information regarding our results of operations and leverage, consistent with how we evaluate our performance. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its core operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements:

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Party City’s expectations regarding revenues, brand comparable sales, Adjusted EBITDA, Adjusted net income/loss, adjusted diluted earnings per share, average common shares outstanding and the effective tax rate. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s latest Form 10-K and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Party City

Party City Holdco Inc. (the “Company” or “Party City Holdco”) is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. Party City Holdco designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include over 900 specialty retail party supply stores (including approximately 180 franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com.

Contact Information

Deborah Belevan, VP of Investor Relations

(914) 784-8324

InvestorRelations@partycity.com

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30,	December 31,
	2016	2015
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$47,617	$42,919
Accounts receivable, net	177,943	132,287
Inventories, net	683,655	564,259
Prepaid expenses and other current assets	68,752	50,450

Total current assets	977,967	789,915
Property, plant and equipment, net	282,666	272,420
Goodwill	1,580,551	1,562,515
Trade names	567,142	568,712
Other intangible assets, net	76,933	89,157
Other assets, net	5,269	9,684

Total assets	$3,490,528	$3,292,403

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and notes payable	$208,056	$126,136
Accounts payable	189,278	111,616
Accrued expenses	162,853	146,319
Income taxes payable	48	8,504
Current portion of long-term obligations	14,235	14,552

Total current liabilities	574,470	407,127
Long-term obligations, excluding current portion	1,638,643	1,646,121
Deferred income tax liabilities	277,358	276,667
Deferred rent and other long-term liabilities	60,166	49,471

Total liabilities	2,550,637	2,379,386
Stockholders’ equity:
Common stock (119,498,654 and 119,258,374 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively)	1,195	1,193
Additional paid-in capital	908,942	904,425
Retained earnings	72,490	40,189
Accumulated other comprehensive loss	(42,736)	(32,790)

Total stockholders’ equity	939,891	913,017

Total liabilities and stockholders’ equity	$3,490,528	$3,292,403

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data)

UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Net sales	$553,382	$551,380	$1,523,094	$1,500,781
Royalties and franchise fees	3,568	4,027	11,009	12,251

Total revenues	556,950	555,407	1,534,103	1,513,032
Expenses:
Cost of sales	356,662	361,530	952,294	958,667
Wholesale selling expenses	14,739	15,465	45,854	48,825
Retail operating expenses	100,746	102,432	278,070	267,975
Franchise expenses	3,370	3,608	10,507	10,597
General and administrative expenses	38,972	35,979	115,828	110,048
Art and development costs	5,543	4,913	16,596	15,369

Total expenses	520,032	523,927	1,419,149	1,411,481
Income from operations	36,918	31,480	114,954	101,551
Interest expense, net	22,424	29,554	67,857	101,430
Other (income) expense, net	(905)	79,130	(4,107)	126,519

Income (loss) before income taxes	15,399	(77,204)	51,204	(126,398)
Income tax expense (benefit)	5,219	(32,715)	18,903	(50,334)

Net income (loss)	$10,180	($44,489)	$32,301	($76,064)

Comprehensive income (loss)	$6,028	($55,797)	$22,355	($92,980)

Net income (loss) per common share-Basic	$0.09	($0.37)	$0.27	($0.69)

Net income (loss) per common share-Diluted	$0.08	($0.37)	$0.27	($0.69)

Weighted-average number of common shares-Basic	119,406,751	119,253,707	119,340,610	109,470,099
Weighted-average number of common shares-Diluted	120,472,297	119,253,707	120,312,492	109,470,099

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED EBITDA

(In thousands)

UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss)	$10,180	($44,489)	$32,301	($76,064)
Interest expense, net	22,424	29,554	67,857	101,430
Income taxes	5,219	(32,715)	18,903	(50,334)
Depreciation and amortization	20,015	19,766	61,186	59,567

EBITDA	57,838	(27,884)	180,247	34,599
Non-cash purchase accounting adjustments	—	224	3,689	5,979
Management fee (a)	—	—	—	31,627
Restructuring, retention and severance	92	166	254	2,311
Refinancing charges (b)	—	79,011	—	94,607
Deferred rent (c)	7,095	5,479	12,240	9,580
Store closing expenses (d)	971	335	2,927	903
Foreign currency (gains) losses, net	(1,767)	(978)	(6,945)	1,782
Equity based compensation	948	970	2,829	2,094
Undistributed non-cash loss in unconsolidated joint venture	113	342	380	377
Gain on sale of assets (e)	—	—	—	(2,660)
Corporate development expenses (f)	683	414	1,895	1,543
Other	61	167	118	(51)

Adjusted EBITDA	$66,034	$58,246	$197,634	$182,691

Adjusted EBITDA margin	11.9%	10.5%	12.9%	12.1%

(a)	In 2012, the Company entered into a management agreement with THL and Advent under which THL and Advent provided advice to the Company on, among other things, financing, operations, acquisitions and dispositions. Under the agreement, THL and Advent were paid an annual management fee for such services. In connection with the initial public offering, the management agreement was terminated and the Company paid THL and Advent a termination fee. Such amount was recorded in other expense, net in the Company’s condensed consolidated statement of operations and comprehensive loss for the nine months ended September 30, 2015.
(b)	During the third quarter 2015, the Company refinanced its debt. In conjunction with the refinancing, the Company paid a call premium and other third-party costs. The Company recorded such payments, $56.4 million in aggregate, in other expense in the Company’s condensed consolidated statement of operations and comprehensive loss. Additionally, in conjunction with the refinancing, the Company wrote off $22.7 million of capitalized deferred financing costs, original issuance discounts and call premiums. During the second quarter 2015, the Company used proceeds from the initial public offering to redeem notes. The redemption resulted in a prepayment penalty of $7.0 million. Additionally, in conjunction with the redemption, the Company wrote off $8.6 million of capitalized debt issuance costs and original issuance discounts related to the notes.
(c)	The deferred rent adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items.
(d)	Charges incurred related to closing unprofitable stores.
(e)	During January 2015, the Company recorded a gain on the sale of certain assets obtained in the October 2014 acquisition of U.S. Balloon Manufacturing Co., Inc.
(f)	Third-party costs related to acquisitions (principally legal expenses).

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED NET INCOME

(In thousands)

UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Income (loss) before income taxes	$15,399	($77,204)	$51,204	($126,398)
Intangible asset amortization	4,049	4,700	12,182	14,216
Non-cash purchase accounting adjustments (c)	(102)	955	4,991	8,430
Amortization of deferred financing costs and original issuance discount (b)	1,277	24,774	3,821	39,225
Management fee (a)	—	—	—	31,627
Refinancing charges (b)	—	58,338	—	65,338
Equity based compensation	948	970	2,829	2,094
Gain on sale of assets (d)	—	—	—	(2,660)

Adjusted income before income taxes	21,571	12,533	75,027	31,872
Adjusted income tax expense (e)	7,568	623	27,918	8,645

Adjusted net income	$14,003	$11,910	$47,109	$23,227

Adjusted net income per common share - diluted	$0.12	$0.10	$0.39	$0.21

Weighted-average number of common shares - diluted	120,472,297	120,386,423	120,312,492	110,503,035

(a)	In 2012, the Company entered into a management agreement with THL and Advent under which THL and Advent provided advice to the Company on, among other things, financing, operations, acquisitions and dispositions. Under the agreement, THL and Advent were paid an annual management fee for such services. In connection with the initial public offering, the management agreement was terminated and the Company paid THL and Advent a termination fee. Such amount was recorded in other expense, net in the Company’s condensed consolidated statement of operations and comprehensive loss for the nine months ended September 30, 2015.
(b)	During the third quarter 2015, the Company refinanced its debt. In conjunction with the refinancing, the Company paid a call premium and other third-party costs. The Company recorded such payments, $56.4 million in aggregate, in other expense in the Company’s condensed consolidated statement of operations and comprehensive loss. Additionally, in conjunction with the refinancing, the Company wrote off $22.7 million of capitalized deferred financing costs, original issuance discounts and call premiums. Further, as the Company was required to provide 30 days of notice when calling its old senior notes, during a portion of the third quarter 2015 both the old senior notes and the new senior notes were outstanding. The overlapping interest expense, $2.0 million, is included in “Refinancing charges” in the adjusted net income table above. During the second quarter 2015, the Company used proceeds from the initial public offering to redeem the other notes. The redemption resulted in a prepayment penalty of $7.0 million. Additionally, in conjunction with the redemption, the Company wrote off $8.6 million of capitalized debt issuance costs and original issuance discounts related to such notes.
(c)	On July 27, 2012, PC Merger Sub, Inc., which was our wholly-owned indirect subsidiary, merged into Party City Holdings Inc. (“PCHI”), with PCHI being the surviving entity (the “Transaction”). As a result of the Transaction, the Company applied the acquisition method of accounting and increased the value of certain property, plant and equipment. The impact of such adjustments on depreciation expense increased the Company’s expenses. These property, plant and equipment depreciation amounts are included in “Non-cash purchase accounting adjustments” for purposes of calculating “adjusted net income,” but are excluded from “Non-cash purchase accounting adjustments” for purposes of calculating adjusted EBITDA since they are included in depreciation expense.
(d)	During January 2015, the Company recorded a gain on the sale of certain assets obtained in the October 2014 acquisition of U.S. Balloon Manufacturing Co., Inc.
(e)	Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.

PARTY CITY HOLDCO INC.

RECONCILIATION OF 2016 OUTLOOK

(In millions)

UNAUDITED

	Full year 2016
	Outlook
Net income:	$110	-	$120
Intangible asset amortization, net of tax:		11
Amortization of deferred financing costs and original issuance discount, net of tax:		3
Equity based compensation, net of tax:		3
Non-cash purchase accounting adjustments, net of tax:		3

Adjusted net income (a):	$130	-	$140

Net income:	$110	-	$120
Income taxes:	66	-	72
Interest expense, net:	91	-	89
Depreciation and amortization:		83
EBITDA:	$350	-	$364
Deferred rent:	20	-	18
Foreign currency gains, net:	(5)	-	(7)
Equity based compensation:		4
Non-cash purchase accounting adjustments:		4
Other (b):		7

Adjusted EBITDA (a):	$380	-	$390

(a)	Amounts may not total due to rounding.
(b)	Includes adjustments for corporate development and store closing expenses, among other items.

PARTY CITY HOLDCO INC.

SEGMENT INFORMATION

(In thousands)

UNAUDITED

	Three Months Ended September 30,
	2016		2015
	Dollars in thousands	Percentage of Total Revenues	Dollars in thousands	Percentage of Total Revenues
Total Revenues
Net Sales:
Wholesale	$416,387	74.8%	$418,447	75.3%
Eliminations	(210,562)	(37.8%)	(206,532)	(37.1%)

Net wholesale	205,825	37.0%	211,915	38.2%
Retail	347,557	62.4%	339,465	61.1%

Total net sales	553,382	99.4%	551,380	99.3%
Royalties and franchise fees	3,568	0.6%	4,027	0.7%

Total revenues	$556,950	100.0%	$555,407	100.0%

	Nine Months Ended September 30,
	2016		2015
	Dollars in thousands	Percentage of Total Revenues	Dollars in thousands	Percentage of Total Revenues
Total Revenues
Net Sales:
Wholesale	$945,071	61.6%	$923,717	61.1%
Eliminations	(465,189)	(30.3%)	(426,132)	(28.2%)

Net wholesale	479,882	31.3%	497,585	32.9%
Retail	1,043,212	68.0%	1,003,196	66.3%

Total net sales	1,523,094	99.3%	1,500,781	99.2%
Royalties and franchise fees	11,009	0.7%	12,251	0.8%

Total revenues	$1,534,103	100.0%	$1,513,032	100.0%

	Three Months Ended September 30,
	2016		2015
	Dollars in thousands	Percentage of Net Sales	Dollars in thousands	Percentage of Net Sales
Total Gross Profit
Retail	$133,177	38.3%	$127,871	37.7%
Wholesale	63,543	30.9%	61,979	29.2%

Total	$196,720	35.5%	$189,850	34.4%

	Nine Months Ended September 30,
	2016		2015
	Dollars in thousands	Percentage of Net Sales	Dollars in thousands	Percentage of Net Sales
Total Gross Profit
Retail	$419,283	40.2%	$394,607	39.3%
Wholesale	151,517	31.6%	147,507	29.6%

Total	$570,800	37.5%	$542,114	36.1%

PARTY CITY HOLDCO INC.

OPERATING METRICS

UNAUDITED

	Three Months Ended September 30,		LTM
	2016	2015	2016
Store Count
Corporate Stores:
Beginning of period	730	697	704
New stores opened	8	7	24
Acquired	0	0	23
Closed	(1)	0	(14)

End of period	737	704	737
Franchise Stores:
Beginning of period	183	205	204
Opened	1	0	4
Sold to Party City	0	0	(23)
Closed	0	(1)	(1)

End of period	184	204	184

Grand Total	921	908	921

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Share of Shelf (a)	75.1%	73.5%	75.9%	73.6%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Brand comparable sales increase (b)	1.2%	-3.6%	1.3%	0.8%

(a)	Share of shelf represents the percentage of our retail product cost of sales supplied by our wholesale operations.
(b)	Party City brand comparable sales include North American e-commerce sales.